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EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


       We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-43297, 333-62097, 333-62099) of
International Home Foods, Inc. of our report dated February 11, 2000, relating to the consolidated financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP
Florham Park, New Jersey
March 29, 2000